UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

INCREMENTAL TERM LOAN UNDER EXISTING SENIOR SECURED CREDIT FACILITY

On October 19, 2007, Compass Minerals International, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into an amendment to the existing senior secured credit agreement among the Company, certain lenders, and JP Morgan Chase Bank, N.A. as administrative agent (the “Credit Agreement”) in connection with the borrowing of an additional $127,000,000 “incremental term loan”.  The Credit Agreement, which provides for up to $325,000,000 of incremental term loans, was amended to reflect the loan made as of October 19, 2007.

The incremental term loan is due in quarterly installments of principal and interest and matures in 2012.  The scheduled principal payments total $1.3 million annually through the maturity date, but the loan may be prepaid at any time without penalty.  It bears interest based at either a Eurodollar Rate (LIBOR) plus 2.00% or a Base Rate (defined as the greater of a specified U.S. prime lending rate or the federal funds effective rate), plus 1%.  The foregoing description of the Incremental Term Loan Amendment is qualified in its entirety by reference to the Incremental Term Loan attached as Exhibit 10.1 and incorporated herein by reference.

The proceeds of the incremental term loan were used to pay the repurchase price, including tender premiums and consent fees, and related transaction costs with respect to the Company’s offer to purchase and consent solicitation for any and all of its outstanding 12.75% senior discount notes due 2012 (“2012 Notes”).  In connection with this offer to purchase, the Company also solicited and received tenders and consents for 2012 Notes in a principal amount totaling $120,000,000 (approximately 97%) which were repurchased by the Company on October 19, 2007.  The tender period ends at midnight on October 30, 2007.

SECOND SUPPLEMENTAL INDENTURE

In connection with the transaction described above, the Company entered into a Second Supplemental Indenture amending the terms of the Indenture, as previously amended, relating to the remaining 2012 Notes to eliminate substantially all restrictive covenants.  The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the Second Supplemental Indenture attached as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the incremental term loan under the Company’s Credit Agreement in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Document
10.1
Incremental Term Loan Amendment to the Amended and Restated Credit Agreement, dated December 22, 2005 among Compass Minerals International, Inc., Compass Minerals Group, Inc., as  U.S. Borrower, Sifto Canada Corp., as Canadian borrower, Salt Union Limited, as U.K. borrower, JPMorgan Chase Bank N.A. as administrative agent, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as co-lead arranger and joint bookrunner, Calyon New York Branch, as syndication agent, Bank of America, N.A., as co-documentation agent, and The Bank of Nova Scotia, as co-documentation agent.

10.2
Second Supplemental Indenture to the Indenture governing the 12.75% Senior Discount Notes Due 2012 of Compass Minerals International, Inc. (formerly known as Salt Holdings Corporation), dated May 21, 2003, between Compass Minerals International, Inc. and the Bank of New York, as trustee.

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SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	October 23, 2007	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer

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